UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On October 4, 2013 and October 9, 2013, Grandparents.com, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with accredited investors (the “Investors”) pursuant to which the Company sold, in separate private transactions, an aggregate of 800,000 shares of the Company’s common stock (the “Shares”) and warrants (the “Warrants”) to purchase an aggregate of 200,000 shares of the Company’s common stock for aggregate gross proceeds to the Company of $200,000. The Warrants are exercisable for a period of five years at an exercise price of $0.25 per share, subject to customary adjustments. The Purchase Agreements contain customary representations, provisions and warranties of both the Company and the Investors.

The foregoing description of the Purchase Agreements and Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement and form of Warrant to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013.

Item 1.02      Termination of a Material Definitive Agreement.

On October 4, 2013, Grandparents Health Plans, LLC, a wholly owned subsidiary of the Company (“GHP”), and Humana MarketPOINT, Inc. (“Humana”) agreed to terminate that certain Marketing and Distribution Agreement by and between GHP and Humana dated September 1, 2012, as amended (the “Marketing Agreement”), the material provisions of which were summarized in the Company’s Current Report on Form 8-K dated July 30, 2012 and filed with the Securities and Exchange Commission on August 3, 2012. The termination was effected by mutual consent with neither party being obligated to the other in any way. The effective date of the termination was September 2, 2013.

The Marketing Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities and Exchange Commission on August 14, 2012.

Item 3.02      Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreements, Shares and Warrants are incorporated herein by reference in response to this Item 3.02.

On September 3, 2013, the Company issued five-year warrants to purchase an aggregate of 200,000 shares of its common stock at an exercise price of $0.25 per share. The exercise price of each warrant and the number of shares for which each warrant is exercisable are subject to adjustments for certain customary events. Each warrant may be exercised on a cashless basis. Each warrant was issued in exchange for advisory services provided by the recipient thereof to the Company.

Item 8.01      Other Information.

Effective September 1, 2013, that certain Marketing and Professional Services Agreement by and among the Company, Larry King and Larry King Enterprises, Inc. dated September 1, 2012 was not renewed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman/Co-Chief Executive Officer